U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   June 27, 2007

PHYTOLABS, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

MINNESOTA

(State or other Jurisdiction as Specified in Charter)

333-61801	88-0407679

(Commission file number)	(I.R.S. Employer Identification No.)

1181 Grier Drive, Suite C Las Vegas, Nevada 89119-3746

(Address of Principal Executive Offices)

702.914.9688

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On June 27, 2007, the Board of Directors authorized the issuance of 500,000 options to purchase shares of its common stock at $0.50 per share to Mr. David Wood, the Chief Executive Officer of its wholly-owned subsidiary, Phytolabs Solutions, Inc. The options will be vested at the rate of 125,000 shares every six months, beginning on the date of hire of Mr. Wood. Every six months following the hire date, an additional option to purchase 125,000 shares will vest so long as Mr. Wood retains a position as an officer of Phytolabs, Inc. Options will expire six months from the vested date.

The Board also authorized the issuance of upt to 2,000,000 options to purchase shares of the Company's common stock at $0.50 per share. The options may be issued at the discretion of the CEOto an officer, director, employee or consultant of the Consultant as the CEO deems necessary, under certain exlusions. Options must be exercised within five years of grant date, unless otherwise extended by the Board of Directors or unless grantee ceases to be an officers, director, employee or consultant of the Company.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Phytolabs, Inc.

Date: July 2, 2007	By:
/s/ Anthony C. Jurak
Anthony C. Jurak Chief Executive Officer